Exhibit 3.7

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES BY ITS ACCEPTANCE HEREOF, THAT SUCH HOLDER WILL NOT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING [*], 202[*] (THE “COMMENCEMENT DATE”), WHICH IS THE DATE OF COMMENCEMENT OF SALES OF UNITS IN THE OFFERING FOR WHICH THIS PURCHASE WARRANT WAS ORIGINALLY ISSUED TO THE LEAD SELLING AGENT AS COMPENSATION FOR SERVICES (THE “OFFERING”): (A) SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT OR ANY OF THE SECURITIES ISSUABLE HEREUNDER TO ANYONE OTHER THAN (I) DIGITAL OFFERING, LLC, OR AN UNDERWRITER, SELLING AGENT, OR A SELECTED DEALER PARTICIPATING IN THE OFFERING, OR (II) A BONA FIDE OFFICER, PARTNER OR REGISTERED REPRESENTATIVE OF DIGITAL OFFERING, LLC OR ANY SUCH UNDERWRITER, SELLING AGENT OR SELECTED DEALER, EACH OF WHOM SHALL HAVE AGREED TO THE RESTRICTIONS CONTAINED HEREIN, IN ACCORDANCE WITH FINRA RULE 5110(e)(1), OR (B) CAUSE THIS PURCHASE WARRANT OR THE SECURITIES ISSUABLE HEREUNDER TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS PURCHASE WARRANT OR THE UNDERLYING SECURITIES, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(e)(2).

NEITHER THIS PURCHASE WARRANT NOR ANY OF THE WARRANTS ISSUABLE UPON EXERCISE OF THIS PURCHASE WARRANT IS EXERCISABLE PRIOR TO THE EFFECTIVE DATE (AS DEFINED BELOW), AND ALL SUCH WARRANTS WILL BE VOID AFTER 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE (AS DEFINED BELOW), WHICH IS THE DATE THAT IS THE FIVE-YEAR ANNIVERSARY OF THE COMMENCEMENT DATE, IN ACCORDANCE WITH FINRA RULE 5110(g)(8)(A).

NEITHER THIS PURCHASE WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS PURCHASE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION, OR EXEMPTION THEREFROM. Daré Bioscience, Inc. MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No.: [*]	Issue Date: [*], 202[*]

PURCHASE WARRANT

FOR THE PURCHASE OF [*]1 UNITS, EACH UNIT CONSISTING OF ONE (1) SHARE OF SERIES A CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, AND TWO (2) WARRANTS, EACH TO PURCHASE ONE (1) SHARE OF COMMON STOCK, $0.0001 PAR VALUE PER SHARE

of

Daré Bioscience, Inc.

1. Purchase Warrant. THIS CERTIFIES THAT, for value received, Digital Offering, LLC or its permitted assigns (“Holder”), as registered owner of this Purchase Warrant of Daré Bioscience, Inc., a Delaware corporation (the “Company”), is entitled, upon the terms and subject to the limitations set forth in this Purchase Warrant, at any time or from time to time beginning on [*], 202[*] (the “Effective Date”)2, and at or before 5:00 p.m., Eastern time, [*], 203[*] (the “Expiration Date”)3, but not thereafter, to purchase from the Company, at the Exercise Price (as defined below), up to [*]4 units (the “Units”), each unit consisting of one (1) share of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company, and two (2) warrants in substantially the form attached as Appendix A hereto (each a “Common Stock Warrant,” and collectively the “Common Stock Warrants”), each to purchase one (1) share of common stock, $0.0001 par value per share (the “Common Stock”), of the Company at an exercise price of $4.00 per share, subject to adjustment as provided by the terms of the Common Stock Warrant. In accordance with FINRA Rule 5110(g)(8)(A), the Common Stock Warrants must be exercised at or before 5:00 p.m., Eastern Time, on the Expiration Date. If the Expiration Date falls on a date that is not a Business Day, then this Purchase Warrant may be exercised on the next succeeding day which is a Business Day in accordance with the terms herein. For purposes of this Purchase Warrant, the term “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. The shares of Preferred Stock and the Common Stock Warrants underlying the Units are immediately separable and will be issued separately, but must be purchased together as a Unit upon exercise of this Purchase Warrant. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $6.25 per Unit; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Unit and the number of Units to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean such initial exercise price per Unit or the adjusted exercise price per Unit, depending on the context.

1Pursuant to Section 1(c) of the Selling Agency Agreement, dated [*], 202[*], between the Company and Digital Offering (the “Agency Agreement”), to be the number equal to 3% of the total number of units sold to investors in the Offering at a particular Closing (as defined in the Agency Agreement).

2Pursuant to Section 1(c) of the Agency Agreement, to be the Closing Date of the applicable Closing (as defined in the Agency Agreement).

3To be the date that is the five-year anniversary of the Commencement Date.

4Refer to footnote 1 above.

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2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, in whole or in part, a duly executed and completed written notice of exercise substantially in the form attached hereto (the “Exercise Notice”) must be delivered to the Company or its designated agent, together with this Purchase Warrant and payment of an amount equal to the aggregate Exercise Price for the Units being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the purchase rights represented hereby have not been exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire. Each exercise hereof shall be irrevocable.

2.2 Cashless Exercise. If at the time of exercise of this Purchase Warrant there is no qualified offering statement (or effective registration statement) covering the issuance of the Units or the securities underlying the Units to, or the resale of such securities by, Holder, the offering circular (or prospectus, as applicable) contained therein is not available for the issuance of the Units or the securities underlying the Units to, or the resale of such securities by, Holder, or adequate current public information with respect to the Company (as such phrase is used for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”)) is not available, Holder may elect to exercise this Purchase Warrant, in whole or in part, by surrender of this Purchase Warrant to the Company or its designated agent, together with an Exercise Notice notifying the Company that this Purchase Warrant is being exercised in accordance with this Section 2.2, in which event the Company will issue to Holder such number of Units as determined in accordance with the following formula:

X	=	Y(A-B)
A

where,

X	=	the number of Units to be issued to Holder;
Y	=	the number of Units for which this Purchase Warrant is being exercised;
A	=	the amount equal to the Fair Market Value of one share of Common Stock, multiplied by two; and
B	=	the Exercise Price.

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For purposes of this Section 2.2, the “Fair Market Value” means the value determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a national securities exchange, the OTCQB or the OTCQX, the closing price of the Common Stock (i) on the Trading Day immediately preceding the date of receipt by the Company of the applicable Exercise Notice if such Exercise Notice is (A) received by the Company on a day that is not a Trading Day or (B) received by the Company on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, or (ii) on the date of receipt by the Company of the applicable Exercise Notice if the date of such receipt is a Trading Day and such Exercise Notice is received by the Company during or after the close of “regular trading hours” on such Trading Day, (b) if the Common Stock is not then listed or quoted for trading on a national securities exchange, the OTCQB or OTCQX, and if prices for shares of Common Stock are then reported on the “Pink Tier” of OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices) (the “OTC Markets Group”), the highest intra-day or closing price on any Trading Day on the Pink Tier on which share of Common Stock are then quoted as reported by OTC Markets Group (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)) during the five Trading Days immediately preceding the date of receipt by the Company of the applicable Exercise Notice, or (c) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

For purposes of this Purchase Warrant, the term “Trading Day” means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market or electronic quotations system on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange, market or system for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange, market or system (or if such exchange, market or system does not designate in advance the closing time of trading on such exchange, market or system, then during the hour ending at 4:00 p.m., New York time). The term “Principal Market” means The Nasdaq Capital Market or any successor thereto.

2.3 Legend. Holder acknowledges that securities acquired upon exercise of this Purchase Warrant may have restrictions upon resale imposed by state and federal securities laws. Each certificate evidencing such securities, or each book entry in the case of uncertificated securities, may bear or be accompanied, as and if required, by a legend substantially in the following form:

“NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE OR CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY ONLY BE OFFERED OR SOLD PURSUANT TO EITHER A QUALIFIED OFFERING STATEMENT OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

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3. Transfer.

3.1 General Restrictions. Holder shall not for a period of one hundred eighty (180) days following the Commencement Date (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant, or any of the securities comprising or underlying this Purchase Warrant, to anyone other than: (i) any successor of Digital Offering, LLC (“Digital Offering”) or any member of the selling group participating in the Offering, or (ii) a bona fide officer, partner or registered representative of Digital Offering or of any such member of the selling group participating in the Offering, in each case provided that any transferred securities remain subject to such lock-up restriction for the remainder of such 180-day period in accordance with FINRA Rule 5110(e)(1) and (2), or (b) cause this Purchase Warrant or any of the securities comprising or underlying this Purchase Warrant to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or any of the securities issuable hereunder, except as provided for in FINRA Rule 5110(e)(2). After such 180-day period following the Commencement Date, transfers to others may be made subject to compliance with or exemptions from applicable federal and state securities laws and in accordance with the terms of this Purchase Warrant. In order to make any permitted transfer or assignment, Holder must deliver to the Company or its designated agent a duly executed and completed written assignment notice substantially in the form attached hereto (the “Assignment Form”), together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days of its receipt of such Assignment Form, this Purchase Warrant, and payment of all transfer taxes, if any, transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the assignee(s) designated in such Assignment Form expressly evidencing the right to purchase the up to the number of Units purchasable hereunder as set forth in such Assignment Form.

3.2 Restrictions Imposed by the Act. This Purchase Warrant and the securities underlying this Purchase Warrant shall not be sold, offered, hypothecated or otherwise transferred by Holder except as permitted under the Act and applicable state securities laws. The Company may require an opinion of counsel for Holder, in form and substance reasonably satisfactory to the Company to the effect that any proposed transfer is in compliance with the Act and any applicable state securities law.

3.3 For Own Account. Holder, by the acceptance hereof, represents and warrants that it is acquiring this Purchase Warrant and, upon any exercise hereof, will acquire the Units issuable upon such exercise and the underlying securities thereof, for Holder’s own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Act or any applicable state securities law, except pursuant to transactions registered or qualified, or exempt from registration or qualification, under the Act and any applicable state securities law.

3.4 Demand Registration Right. Upon written request by Digital Offering provided no earlier than the later of (a) the date that is one hundred eighty (180) days after the Commencement Date and (b) the date that is the final closing of sales of units to investors in the Offering, the Company and Digital Offering shall negotiate in good faith a single demand registration right pursuant to an agreement in customary form reasonably acceptable to the Company and Digital Offering with respect to the resale by Digital Offering and/or its permitted assigns of this Purchase Warrant and/or the underlying Units, Preferred Stock, Common Stock Warrants or Common Stock; provided that notwithstanding anything to the contrary, the obligations of the Company pursuant to this Section 3.4 shall terminate on the Expiration Date. Notwithstanding anything to the contrary, pursuant to FINRA Rule 5110(g)(8)(B) and (C), Holder shall not be entitled to more than one demand registration right hereunder and the duration of such demand registration right shall expire on the Expiration Date.

4. Piggyback Offering Rights.

4.1 Grant of Right. In the event that there is not a qualified offering statement covering this Purchase Warrant or the underlying Units, Preferred Stock, Common Stock Warrants or Common Stock, whenever the Company proposes to register or qualify any of its shares of Common Stock under the Act after the date hereof (other than (a) a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Act is applicable, (b) a registration statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Units issuable upon exercise of this Purchase Warrant for sale to the public, or (c) a “universal” shelf registration statement on Form S-3 or any successor form thereto), whether for its own account or for the account of one or more stockholders of the Company (a “Piggyback Offering”), the Company shall give prompt written notice (in any event no later than ten (10) Business Days prior to the filing of such registration or offering statement ) to Holder of the Company’s intention to effect such a registration or qualification and, subject to the remaining provisions of this Section 4.1, shall include in such registration or qualification such number of Units, shares of Preferred Stock, Common Stock Warrants, or shares of Common Stock, as the case may be, underlying this Purchase Warrant (the “Registrable Securities”), that Digital Offering and any other holder of this Purchase Warrant, including any warrant to purchase Units issued in exchange, transfer or replacement hereof in accordance with the terms of this Purchase Warrant (collectively, the “Holders”) have (within five (5) Business Days of the respective Holder’s receipt of such notice) requested in writing (including such number) to be included within such registration or qualification. If a Piggyback Offering is an underwritten offering and the managing underwriter advises the Company that it has determined in good faith that marketing factors require a limit on the number of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock to be included in such registration, including all securities issuable upon exercise of this Purchase Warrant (if Holder has elected to include such securities in such Piggyback Offering) and all other shares of Common Stock proposed to be included in such underwritten offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to issue and sell pursuant to such underwritten offering and (ii) second, the number of shares of Common Stock, if any, requested to be included therein by selling stockholders (including Holder) allocated pro rata among all such persons on the basis of the number of shares of Common Stock then owned by each such person. If any Piggyback Offering is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. Notwithstanding anything to the contrary, the obligations of the Company pursuant to this Section 4.1 shall terminate on the earlier of (i) the fifth anniversary of the Commencement Date and (ii) the date that Rule 144 would allow Holder to sell its Registrable Securities (assuming a cashless exercise of this Purchase Warrant and of the Common Stock Warrants underlying the Units) during any ninety (90) day period, and shall not be applicable so long as the Company’s Offering Statement on Form 1-A covering issuance of the Registrable Securities to Holder remains qualified at such time. The duration of the Piggyback Offering right shall not exceed seven years from the Commencement Date.

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4.2 Indemnification. The Company shall indemnify Holder and each person, if any, who controls Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against any loss, claim, damage, expense or liability (including all reasonable actual out-of-pocket attorneys’ fees and other actual out-of-pocket expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from a registration or offering statement of the Company covering Registrable Securities of Holder, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify Digital Offering contained in the Selling Agency Agreement between Digital Offering and the Company, dated as of [*], 202[*] (the “Selling Agency Agreement”). Holder(s) of the Registrable Securities to be sold pursuant to such registration or offering statement, and their successors and assigns, shall severally, and not jointly, indemnify, defend and hold harmless the Company against any loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which the Company may become subject under the Act, the Exchange Act or otherwise, arising out of or based upon any information furnished by or on behalf of Holder, or Holder’s successors or assigns, in writing, expressly for inclusion in such registration or offering statement to the same extent and with the same effect as the provisions contained in the Selling Agency Agreement pursuant to which Digital Offering has agreed to indemnify the Company.

4.3 Exercise of Purchase Warrant. Nothing contained in this Purchase Warrant shall be construed as requiring Holder to exercise this Purchase Warrant prior to or after the initial filing of any registration or offering statement or the effectiveness or qualification thereof.

4.4 Documents Delivered to Holder. The Company shall deliver promptly to Digital Offering, if it is participating in the Piggyback Offering, upon its reasonable request, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration or offering statement regarding the Piggyback Offering and permit Digital Offering to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration or offering statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable and customary extent and at such reasonable times, during normal business hours, as Digital Offering shall reasonably request.

4.5 Underwriting Agreement. Holder shall be party to any underwriting agreement relating to a Piggyback Offering covering Holder’s Registrable Securities, but shall not be entitled to any special or deal specific terms related to such underwriters. Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to Holder, Holder’s Registrable Securities, the amount and nature of Holder’s ownership of securities of the Company, and the intended methods of distribution of the Registrable Securities in such Piggyback Offering.

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4.6 Documents to be Delivered by Holder(s). Each of the Holders participating in any Piggyback Offering shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders, and such other information as may be reasonably requested by the Company in connection with the Piggyback Offering.

4.7 Remedies. Should the Company fail to materially comply with its obligations under Section 4 hereof, Holder shall, in addition to any other legal or other relief available to Holder, be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

5. New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the applicable Exercise Notice or Assignment Form and funds sufficient to pay any applicable Exercise Price and/or transfer tax, the Company shall cause to be delivered to Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of Holder evidencing the right of Holder to purchase the number of Units purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, determined in the sole discretion of the Company, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Units. The Exercise Price and the number of Units underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth in this Section 6.1.

6.1.1 Share Dividends; Forward Splits. If, at any time while this Purchase Warrant is outstanding, and subject to the provisions of Section 6.3 below, the number of outstanding shares of Common Stock is increased by a dividend payable in shares of Common Stock without receiving compensation therefor or by a forward split of the outstanding shares of Common Stock or other similar event, then, on the effective date thereof, the number of Units purchasable hereunder shall be increased in proportion to such increase in the number of outstanding shares of Common Stock, and the Exercise Price shall be proportionately decreased, such that the aggregate Exercise Price of this Purchase Warrant (i.e., the amount equal to the Exercise Price multiplied by the total number of Units as to which this Purchase Warrant is exercisable) immediately after such event shall be the same as the aggregate Exercise Price of this Purchase Warrant immediately prior to such event.

6.1.2 Share Combinations; Reverse Splits. If, at any time while this Purchase Warrant is outstanding, and subject to the provisions of Section 6.3 below, the number of outstanding shares of Common Stock is decreased by a combination, reverse split, consolidation, or reclassification of the outstanding shares of Common Stock, or other similar event, then, on the effective date thereof, the number of Units purchasable hereunder shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock, and the Exercise Price shall be proportionately increased, such that the aggregate Exercise Price of this Purchase Warrant immediately after such event shall be the same as the aggregate Exercise Price of this Purchase Warrant immediately prior to such event.

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6.1.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of the Common Stock, Holder shall have the right thereafter (until 5:00 p.m., Eastern time, on the Expiration Date) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, plus the aggregate exercise price then payable to exercise the Common Stock Warrants underlying the Units, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification or reorganization by a holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Warrant and immediate conversion of all of the underlying shares of Preferred Stock and exercise in full of the underlying Common Stock Warrants immediately prior to such event; and if any reclassification also results in a change in the outstanding shares of Common Stock covered by Sections 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Section 6.1.1 or 6.1.2, as applicable, and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications and reorganizations.

6.1.4 Calculations. All calculations made in accordance with this Section 6.1 shall be made to the nearest cent or the nearest l/100th of a share, as the case may be.

6.1.5 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Units as are stated in this Purchase Warrant. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment pursuant to this Section 6.1 occurring after the issuance date thereof or the computation thereof.

6.2 Fundamental Transactions. If, at any time while this Purchase Warrant is outstanding, the Company closes a Fundamental Transaction (as such term is defined below) and the value per share of the consideration received or to be received by holders of the Common Stock in such Fundamental Transaction is or would be greater than 50% of the Exercise Price in effect as of immediately prior to the closing of such Fundamental Transaction, and the Holder has not previously exercised this Purchase Warrant in full, then, in lieu of Holder’s exercise of the unexercised portion of this Purchase Warrant, this Purchase Warrant shall, as of immediately prior to such closing (but subject to the occurrence thereof) automatically cease to represent the right to purchase Units and shall, from and after such closing, represent solely the right to receive the aggregate consideration that would have been payable in such Fundamental Transaction on and in respect of (a) the shares of Common Stock issuable upon conversion of all shares of Preferred Stock that would have been issuable upon exercise of this Purchase Warrant as of immediately prior to such closing, net of the aggregate Exercise Price of this Purchase Warrant, as if such shares of Common Stock had been issued to the Holder and outstanding as of immediately prior to such closing, and (b) the shares of Common Stock issuable upon exercise of all the Common Stock Warrants that would have been issuable upon exercise of this Purchase Warrant as of immediately prior to such closing, net of the aggregate exercise price of such Common Stock Warrants, as if such shares of Common Stock had been issued to the Holder and outstanding as of immediately prior to such closing, in each case of clause (i) and (ii), as and when such consideration is paid to the holders of the outstanding shares of the Common Stock. If, at any time while this Purchase Warrant is outstanding, the Company closes a Fundamental Transaction and the value per share of the consideration received or to be received by holders of the Common Stock in such Fundamental Transaction is or would be equal to or less than the 50% of the Exercise Price in effect as of immediately prior to the closing of such Fundamental Transaction, then this Purchase Warrant will automatically and without further action of any party terminate as of immediately prior to such closing.

For purposes of this Purchase Warrant, the term “Fundamental Transaction” means any transaction or series of related transactions involving: (i) the sale or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power. For the avoidance of doubt, “Fundamental Transaction” shall not include any sale and issuance by the Company of shares of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares of its capital stock to one or more investors in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company.

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6.3 Elimination of Fractional Interests. The Company shall not be required to issue fractions of Units or other securities upon the exercise of this Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Units or other securities.

7. Reservation. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereof, the shares of Preferred Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder, and the Common Stock Warrants issuable upon such exercise shall be duly and validly issued and binding obligations of the Company. In the event that the Company determines that it does not have a sufficient number of authorized shares of Preferred Stock or Common Stock available for issuance upon the exercise of this Purchase Warrant and the conversion or exercise of the underlying securities, the Company shall take all commercially reasonable actions necessary to increase the number of authorized shares of Preferred Stock or Common Stock so that this Purchase Warrant and the underlying securities can be exercised or converted, as applicable, in full.

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Holder, solely in Holder’s capacity as a holder of this Purchase Warrant, shall not be entitled to vote or receive dividends or be deemed a holder of Preferred Stock or Common Stock for any purpose, nor shall anything in this Purchase Warrant be construed as conferring upon Holder, solely in Holder’s capacity as a holder of this Purchase Warrant, any right as a stockholder to vote or give or withhold consent for any election of directors, any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise) or any other matter, to receive notice of meetings or any other matter, or to receive dividends or subscription rights, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration or exercise in full of this Purchase Warrant, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall deliver to Holder a copy of each notice relating to such events given to the stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in Section 8.1 hereof upon one or more of the following events: (a) if the Company shall fix a record date for the holders of its Units for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (b) the Company shall offer to all the holders of its Units any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to Holder of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same.

8.4 Transmittal of Notices. Unless otherwise provided herein, all notices, requests, consents and other communications under this Purchase Warrant shall be in writing and delivered by first-class registered or certified mail, postage prepaid, by nationally recognized overnight express courier, or by email, and will be deemed given (a) if delivered by first-class registered or certified mail, three Business Days after so mailed, (b) if delivered by nationally recognized overnight carrier, one Business Day after so sent, (c) if delivered by email, upon delivery (or, if delivered after 5:00 p.m. local time, then on the next Business Day), and shall be delivered to the following address, or such other address as Holder or the Company may designate by notice to the other party:

If to Holder:

Digital Offering, LLC
1461 Glenneyre Street, Suite D
Laguna Beach, CA 92651
Attn.: Gordon McBean
Email: gmcbean@digitaloffering.com

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with a copy (which shall not constitute notice) to:

Bevilacqua PLLC
1050 Connecticut Avenue NW, Suite 500
Washington, DC 20036
Attention: Louis Bevilacqua, Esq.
Email: lou@bevilacquapllc.com

If to the Company:

Daré Bioscience, Inc.
3655 Nobel Drive, Suite 260
San Diego, CA 92122
Attn.: Chief Executive Officer and Chief Accounting Officer
Email: sjohnson@darebioscience.com and mlayton@darebioscience.com with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 100
San Diego, CA 92130
Attn.: Edwin Astudillo, Esq.
Email: eastudillo@sheppardmullin.com

9. Miscellaneous.

9.1 Amendments and Waivers. Except as otherwise provided herein, no provision of this Purchase Warrant may be waived, modified, supplemented or amended except by written consent of, in the case of an amendment, modification or supplement, (a) the Company and (b) the registered holders of Purchase Warrants then exercisable for at least a majority of then-exercisable Units under all then-outstanding Purchase Warrants, and, in the case of a waiver, the party or parties against whom or which enforcement of such waiver is sought. Any such approved modification, supplement, or amendment shall be applied to all then-outstanding Purchase Warrants. The Company and Digital Offering may from time to time supplement or amend all then-outstanding Purchase Warrants without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Digital Offering may deem necessary or desirable and that the Company and Digital Offering deem shall not adversely affect the interest of the Holders. The failure of the Company or Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

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9.3 Entire Agreement. This Purchase Warrant constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof, or such other address as the Company may designate to Holder after the issuance date of this Purchase Warrant in accordance with Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim relating to this Purchase Warrant. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Purchase Warrant or the transactions contemplated hereby.

9.6 Severability. Wherever possible, each provision of this Purchase Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Purchase Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Purchase Warrant.

9.7 Exchange Agreement. As a condition of Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that if, at any time prior to the complete exercise of this Purchase Warrant by Holder, the Company and Digital Offering enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for other securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to such Exchange Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the [*] day of [*], 202[*].

Daré Bioscience, Inc.

By:
Name:
Title:

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[Form to be used to exercise Purchase Warrant]

EXERCISE NOTICE

TO: DARÉ BIOSCIENCE, INC.

The undersigned registered holder of the enclosed Purchase Warrant (the “Purchase Warrant”) of Daré Bioscience, Inc., a Delaware corporation (the “Company”), hereby elects to exercise the Purchase Warrant in accordance with its terms as set forth below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Warrant.

[Check the applicable box]

[ ]	Cash Payment of Exercise Price. The undersigned hereby elects irrevocably to exercise the Purchase Warrant with respect to ____________ Units, and shall pay an aggregate Exercise Price of $____ therefor (which is an amount equal to the product of the Exercise Price and the number of Units being exercised) in accordance with Section 2.1 of the Purchase Warrant.

or

[ ]	Cashless Exercise. The undersigned hereby elects irrevocably to exercise the Purchase Warrant with respect to ____________ Units and receive ____________ Units from the Company, as determined in accordance with Section 2.2 of the Purchase Warrant, including the following formula:

X	=	Y(A-B)
A

where,

X	=	the number of Units to be issued to Holder;
Y	=	the number of Units for which the Purchase Warrant is being exercised;
A	=	the amount equal to the Fair Market Value of one share of Common Stock, multiplied by two; and
B	=	the Exercise Price.

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Units as to which the Purchase Warrant is exercised in the name of the undersigned or, if such transfer is permitted under the Purchase Warrant, in such other name as is specified in the instructions for registration given below and, if applicable, a new Purchase Warrant to the undersigned representing the number of Units for which the Purchase Warrant has not been exercised.

Date: ______________, 20___

If Holder is an entity:

Name:

By:
(Signature)

Name:
(Print)

Title:
(Print)

If Holder is an individual:

Name:

Signature:

Signature Guaranteed ____________________________________

INSTRUCTIONS FOR REGISTRATION AND DELIVERY OF SECURITIES
(or, if uncertificated, for delivery of notice of book entry)

Name:
(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and, if the securities are to be registered in any name other than the name as written upon the face of the Purchase Warrant, the signature to this form must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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[Form to be used to assign Purchase Warrant]

ASSIGNMENT FORM

(To be completed and executed by the registered Holder and delivered to Daré Bioscience, Inc. to effect a transfer of the enclosed Purchase Warrant. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Warrant.)

FOR VALUE RECEIVED, ____________ Units underlying the enclosed Purchase Warrant of Daré Bioscience, Inc. and all rights evidenced thereby are hereby assigned and transferred by the undersigned registered holder to

______________________________________________________ whose address is

____________________________________________________________________

____________________________________________________________________.

Dated: __________, 20____

If Holder is an entity:

Name:

By:
(Signature)

Name:
(Print)

Title:
(Print)

If Holder is an individual:

Name:

Signature:

Signature Guaranteed ___________________________________

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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APPENDIX A

FORM OF COMMON STOCK WARRANT

THE REGISTERED HOLDER OF THIS WARRANT AGREES BY ITS ACCEPTANCE HEREOF, THAT SUCH HOLDER WILL NOT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING [*], 202[*]: (A) SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE HEREUNDER TO ANYONE OTHER THAN (I) DIGITAL OFFERING, LLC, OR AN UNDERWRITER, SELLING AGENT, OR A SELECTED DEALER PARTICIPATING IN THE OFFERING, OR (II) A BONA FIDE OFFICER, PARTNER OR REGISTERED REPRESENTATIVE OF DIGITAL OFFERING, LLC OR ANY SUCH UNDERWRITER, SELLING AGENT OR SELECTED DEALER, EACH OF WHOM SHALL HAVE AGREED TO THE RESTRICTIONS CONTAINED HEREIN, IN ACCORDANCE WITH FINRA RULE 5110(e)(1), OR (B) CAUSE THIS WARRANT OR THE SECURITIES ISSUABLE HEREUNDER TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS PURCHASE WARRANT OR THE UNDERLYING SECURITIES, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(e)(2).

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY ONLY BE OFFERED OR SOLD PURSUANT TO EITHER A QUALIFIED OFFERING STATEMENT OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE PURCHASER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

DARÉ BIOSCIENCE, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:	[*] Issuance Date: [*], 202_

Daré Bioscience, Inc.., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), to purchase from the Company, at the Exercise Price (as defined in Section 1(b)) then in effect, at any time or times on or after the Issuance Date, but not after 5:00 p.m., New York time, on the Expiration Date (the “Expiration Time”), up to [*] fully paid non-assessable shares of Common Stock (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 14.

1. EXERCISE OF WARRANT.

1.1 Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date until the Expiration Time, in whole or in part, by (i) delivery of a duly executed written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) if the conditions for cashless exercise set forth in Section 1(d) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a cashless exercise in accordance with Section 1(d) (a “Cashless Exercise”). The Holder shall not be required to deliver this Warrant in order to effect an exercise hereunder. Delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the third Business Day following the date on which the Company has received each of the Exercise Notice and, unless the exercise of this Warrant is being effected on a Cashless Exercise basis, the Aggregate Exercise Price (collectively, the “Exercise Deliverables”), the Company shall deliver an acknowledgment of receipt of the Exercise Deliverables to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the fifth Business Day following the date on which the Company has received the Exercise Deliverables (the “Share Delivery Date”), the Company shall cause the Warrant Shares to be issued and shall deliver to the Holder (i) written confirmation that the Warrant Shares have been issued, and (ii) at the election of the Company, a new warrant of like tenor to purchase all of the Warrant Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Holder, and if such new warrant is delivered, this Warrant shall be deemed cancelled and void. If the Company is then a participant in the Deposit or Withdrawal at Custodian (“DWAC”) system of The Depository Trust Company or its nominee (the “DTC”) and either (A) there is an effective registration statement, or a qualified offering statement, covering the issuance of the Warrant Shares to, or resale of the Warrant Shares by, the Holder or (B) this Warrant is being exercised on a Cashless Exercise basis, then the certificates (or book-entries) for Warrant Shares may be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s broker with the DTC through its DWAC system. No fractional shares of Common Stock will be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number.

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1.2 Exercise Price. For purposes of this Warrant, “Exercise Price” means $4.00 per one share of Common Stock subject to adjustment as provided herein.

1.3 Legend. The Holder acknowledges that each certificate or book-entry evidencing the Warrant Shares acquired upon the exercise of this Warrant may have restrictions upon resale imposed by state and federal securities laws. Each such certificate or book-entry may be stamped or imprinted or accompanied, as and if required, with a legend substantially in the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY ONLY BE OFFERED OR SOLD PURSUANT TO EITHER A QUALIFIED OFFERING STATEMENT OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

1.4 Cashless Exercise. If at the time of exercise of this Warrant there is no qualified offering statement (or effective registration statement) covering the issuance of the Warrant Shares to, or resale of the Warrant Shares by, the Holder, the offering circular (or prospectus, as applicable) contained therein is not available for the issuance of the Warrant Shares to, or resale of the Warrant Shares by, the Holder, and adequate current public information with respect to the Company (as such phrase is used for purposes of Rule 144 promulgated under the Securities Act) is not available, the Holder may elect to receive the number of Warrant Shares issuable upon such exercise in accordance with the following formula:

X	=	Y(A-B)
A

Where,

X	=	The number of Warrant Shares to be issued to Holder;
Y	=	The number of shares of Common Stock for which the Warrant is being exercised;
A	=	The Fair Market Value of one share of Common Stock; and
B	=	The Exercise Price.

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For purposes of this Section 1(d), the “Fair Market Value” means the value determined by the first of the following clauses that applies: (a) if the shares of Common Stock are then listed or quoted on a national securities exchange, the OTCQB or the OTCQX, the closing price of the Common Stock (i) on the Trading Day immediately preceding the date of receipt by the Company of the applicable Exercise Notice if such Exercise Notice is (A) received by the Company on a day that is not a Trading Day or (B) received by the Company on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, or (ii) on the date of receipt by the Company of the applicable Exercise Notice if the date of such receipt is a Trading Day and received by the Company during or after the close of “regular trading hours” on such Trading Day; (b) if the shares of Common Stock are not then listed or quoted for trading on a national securities exchange, the OTCQB or OTCQX, and if prices for the shares of Common Stock are then reported on the “Pink Tier” of OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices) (the “OTC Markets Group”), the highest intra-day or closing price on any Trading Day on the Pink Tier on which the shares of Common Stock are then quoted as reported by OTC Markets Group (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)) during the five Trading Days preceding the date of receipt by the Company of the applicable Exercise Notice; or (c) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

For purposes of Rule 144(d) promulgated under the Securities Act, assuming the Holder is not an affiliate of the Company (as such term is used for purposes of Rule 144 promulgated under the Securities Act), it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date.

(e) Beneficial Ownership Limitation. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 1(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. To the extent that the limitation contained in this Section 1(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For any reason at any time, upon the written request of the Holder, the Company shall within three (3) Business Days confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder. The provisions of this Section 1(e) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this this Section 1(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(f) Limitations on Exercise. Notwithstanding anything to the contrary in this Warrant, in the event that on the Original Issue Date the Conversion Price is less than the Minimum Price, the Company shall not be permitted to issue any shares of Common Stock pursuant to the terms of this Warrant (or any other warrant to purchase shares of Common Stock issued in the Regulation A Offering (all such other warrants, “Other Offering Warrants”)), and the Holder and the holders of Other Offering Warrants shall not have the right to receive any shares of Common Stock pursuant to the terms of this Warrant or of the Other Offering Warrants, to the extent that issuance of such shares of Common Stock would (i) exceed the Exchange Cap or (ii) be issued to an officer, director, employee or consultant of the Company, unless and until the Company has obtained the requisite stockholder approval in accordance with the applicable requirements of the Principal Market to proceed with such issuance (but solely to the extent such approval is required by the rules of the Principal Market). For clarity, in the event that on the Original Issue Date the Conversion Price is equal to or greater than the Minimum Price, the foregoing limitations shall not apply. In addition, notwithstanding anything to the contrary in this Warrant, the Company shall not be permitted to issue any shares of Common Stock pursuant to the terms of this Warrant, and the Holder shall not have the right to receive any shares of Common Stock pursuant to the terms of this Warrant, to the extent that issuance of such shares of Common Stock would exceed the Ownership Cap with respect to Holder, unless and until the Company has obtained the requisite stockholder approval in accordance with the applicable requirements of the Principal Market to proceed with such issuance. The Company shall have sole discretion to determine whether and when to seek stockholder approval to issue shares of Common Stock upon exercise of this Warrant in excess of the foregoing limitations on exercise.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

2.1 If, at any time while this Warrant is outstanding, the Company effects one or more (i) forward stock splits, stock dividends, or other increases of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, or makes a distribution to the holders of the outstanding shares of the Common Stock, the number of Warrant Shares shall be proportionately increased and the Exercise Price shall be proportionately decreased; or (ii) reverse stock splits or combines or consolidates, by reclassification or otherwise, the Common Stock outstanding into a lesser number of shares, the number of Warrant Shares shall be proportionately decreased and the Exercise Price shall be proportionately increased. The Company may, in its sole discretion, lower the Exercise Price at any time prior to the Expiration Time for a period of not less than 30 days.

2.2 In the event of a capital reorganization or reclassification of the Common Stock, this Warrant will be adjusted so that thereafter the Holder will be entitled to receive upon exercise the same number and kind of securities that the Holder would have received if this Warrant had been exercised before such capital reorganization or reclassification.

3. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

3.1 Purchase Rights. If at any time while this Warrant is outstanding the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire upon exercise of this Warrant, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights per share of Common Stock which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the record date for the grant, issuance or sale of such Purchase Rights, or, if no such record date is fixed, the date as of which the record holders of shares of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

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3.2 Fundamental Transactions. If, at any time while this Warrant is outstanding, the Company closes a Fundamental Transaction and the value of the consideration received or to be received by holders of the Common Stock in such Fundamental Transaction is or would be greater than the Exercise Price in effect as of immediately prior to the closing of such Fundamental Transaction, and the Holder has not previously exercised this Warrant in full, then, in lieu of Holder’s exercise of the unexercised portion of this Warrant, this Warrant shall, as of immediately prior to such closing (but subject to the occurrence thereof) automatically cease to represent the right to purchase Warrant Shares and shall, from and after such closing, represent solely the right to receive the aggregate consideration that would have been payable in such Fundamental Transaction on and in respect of all Warrant Shares for which this Warrant was exercisable as of immediately prior to such closing, net of the Aggregate Exercise Price, as if such Warrant Shares had been issued to the Holder and outstanding as of immediately prior to such closing, as and when such consideration is paid to the holders of the outstanding shares of the Common Stock. If, at any time while this Warrant is outstanding, the Company closes a Fundamental Transaction and the value of the consideration received or to be received by holders of the Common Stock in such Fundamental Transaction is or would be equal to or less than the Exercise Price in effect as of immediately prior to the closing of such Fundamental Transaction, then this Warrant will automatically and without further action of any party terminate as of immediately prior to such closing.

4. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be commercially reasonable or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all commercially reasonable action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding.

5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of the Common Stock for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as a holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6. TRANSFER AND REISSUANCE OF WARRANT.

6.1 Transfer of Warrant. Subject to compliance with any applicable securities laws and this Section 6, this Warrant may be offered for sale, sold, transferred or assigned by the Holder without the consent of the Company. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company together with a written assignment of this Warrant in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney, whereupon the Company will forthwith, subject to compliance with any applicable securities laws, issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

6.2 Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company that the Company may request, and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

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6.3 Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be issued.

6.4 Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant, that is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

6.5 Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as reflected in the Warrant Register as the absolute owner hereof for all purposes, including for the purpose of any exercise hereof, absent actual notice to the contrary.

7. NOTICES. The Company shall provide the Holder with written notice of all actions taken by the Company pursuant to this Warrant, including in reasonable detail a description of such action. Whenever notice is required to be given under this Warrant by the Company or Holder, unless otherwise provided herein, such notice shall be given in writing and (a) if delivered within the domestic United States, will be delivered by first-class registered or certified mail, nationally recognized overnight express courier, postage prepaid, or email or (b) if delivered from outside the United States, by an internationally recognized express courier or email, and will be deemed given (i) if delivered by first-class registered or certified mail, three Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one Business Day after so mailed, (iii) if delivered by an internationally recognized express courier, two Business Days after so mailed and (iv) if delivered by email, upon delivery (or, if delivered after 5:00 p.m. local time, then on the next Business Day), and will be delivered and addressed as follows:

(a)	if to the Company, to:

Daré Bioscience, Inc.

3655 Nobel Drive, Suite 260

San Diego, CA 92122

Attn.: Chief Executive Officer

Email: ________________

(b)

if to the Holder, to:

______________________________
______________________________
______________________________

or to Holder’s address and email address as it shall appear on the Warrant Register at the time such notice is delivered by the Company or at such other address or addresses as may have been furnished by the Holder to the Company in writing expressly for the purpose of updating Holder’s address.

8. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended only with the written consent of the Company and the Holder, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the written consent of the Holder.

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9. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Delaware.

10. CONSTRUCTION; HEADINGS. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

11. DISPUTE RESOLUTION. In the event the Company disputes the Exercise Price or the arithmetic calculation of the Warrant Shares set forth in any Exercise Notice delivered by the Holder, the Company shall notify the Holder thereof within five Business Days of receipt of the Exercise Notice giving rise to such dispute. If the Holder and the Company are unable to resolve the dispute within ten Business Days after the date on which the Company notifies the Holder of the dispute, then the Company shall, within five Business Days after the end of such ten Business Day period, submit the disputed matter to an independent, reputable investment bank selected by the Company or to the Company’s independent registered public accounting firm. The investment bank or the accounting firm, at the Company’s expense, shall review the disputed matter and notify the Company and the Holder of its determination no later than 30 days after the date on which it receives the disputed matter. Such investment bank’s or accounting firm’s determination, as the case may be, shall be binding upon all parties absent demonstrable error.

12. ELECTRONIC SIGNATURES. This Warrant may be executed by the manual or electronic signature of the Company. The Holder and the Company each agrees that the electronic signature of the Company included in this Warrant is intended to authenticate this writing and to have the same force and effect as manual signatures. The agreement herein to use electronic signatures is limited to, and solely for, the purpose of executing this Warrant, and does not extend to any other past, current, or future dealings of the parties.

13. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

“Aggregate Exercise Price” shall have the meaning set forth in Section 1(a).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation of the Series A Preferred, as the same may be amended and/or restated from time to time.

“Common Stock” means (i) the Company’s shares of common stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company” shall have the meaning set forth in the Preamble.

“DTC” shall have the meaning set forth in Section 1(a).

“DWAC” shall have the meaning set forth in Section 1(a).

“Exchange Cap” shall have the meaning given to such term in the Certificate of Designation.

“Exercise Deliverables” shall have the meaning set forth in Section 1(a).

“Exercise Notice” shall have the meaning set forth in Section 1(a).

“Expiration Date” means the three year anniversary of the Issuance Date, or if such date falls on a day other than a Trading Day, the next date that is a Trading Day.

“Expiration Time” shall have the meaning set forth in the Preamble.

“Fundamental Transaction” means any transaction or series of related transactions involving: (i) the sale or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power. For the avoidance of doubt, “Fundamental Transaction” shall not include any sale and issuance by the Company of shares of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares of its capital stock to one or more investors in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company.

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“Holder” shall have the meaning set forth in the Preamble.

“Minimum Price” shall have the meaning given to such term in the Certificate of Designation.

“Original Issue Date” shall have the meaning given to such term in the Certificate of Designation.

“OTC Markets Group” shall have the meaning set forth in Section 1(d).

“Ownership Cap” means the direct or indirect beneficial ownership by Holder, as determined in accordance with Section 13D of the Exchange Act and the rules and regulations promulgated thereunder, of 19.99% of the total number of shares of Common Stock then outstanding.

“Principal Market” means The Nasdaq Stock Market LLC (or any successor thereto).

“Purchase Rights” shall have the meaning set forth in Section 4(a).

“Regulation A Offering” shall have meaning given to such term in the Certificate of Designation.

“Series A Preferred” means the Company’s Series A Convertible Preferred Stock, $0.01 par value per share.

“Share Delivery Date” shall have the meaning set forth in Section 1(a).

“Trading Day” means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market or electronic quotations system on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange, market or system for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange, market or system (or if such exchange, market or system does not designate in advance the closing time of trading on such exchange, market or system, then during the hour ending at 4:00 p.m., New York time).

“Transfer Agent” shall have the meaning set forth in Section 1(a).

“Warrant” shall have the meaning set forth in the Preamble.

“Warrant Registry” shall have the meaning set forth in Section 6(e).

“Warrant Shares” shall have the meaning set forth in the Preamble.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered as of the Issuance Date set forth above.

DARÉ BIOSCIENCE, INC.

By:
Name:
Title:

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EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

DARÉ BIOSCIENCE, INC.

The undersigned registered holder (“Holder”) hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of Daré Bioscience, Inc., a Delaware corporation (the “Company”), evidenced by the Warrant to Purchase Common Stock (the “Warrant”) issued to Holder with an Issuance Date of __________________________.

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise (check applicable box):

[__] Cash Exercise. Holder is paying the Aggregate Exercise Price in cash and has paid $___________________ to the Company in respect of the Aggregate Exercise Price in accordance with the terms of the Warrant.

[__] Cashless Exercise. Holder is electing to exercise the Warrant on a Cashless Exercise basis because at the time of exercise of this Warrant, there is no qualified offering statement (or effective registration statement) covering the issuance of the Warrant Shares to, or resale of the Warrant Shares by, Holder, the offering circular (or prospectus, as applicable) contained therein is not available for the issuance of the Warrant Shares to, or resale of the Warrant Shares by, Holder, and adequate current public information with respect to the Company (as such phrase is used for purposes of Rule 144 promulgated under the Securities Act) is not available. The number of Warrant Shares issuable upon exercise of this Warrant shall be determined in accordance with the formula set forth in Section 1(d) of the Warrant.

2. Issuance of Warrant Shares (check applicable box):

[__] Holder. The Company shall issue the Warrant Shares in the name of Holder.

[__] Person Other than Holder. The Company shall issue the Warrant Shares in the name specified below:

_______________________________

3. Delivery of Warrant Shares. The Company shall deliver the Warrant Shares in accordance with the terms of the Warrant to the following DWAC Account Number ________________________________, or by physical delivery of a certificate (or, if uncertificated, by providing notice of book-entry) to:

_______________________________

_______________________________

_______________________________

4. Ownership Cap. Holder hereby represents to the Company that, after giving effect to the exercise of the Warrant contemplated hereby, Holder will beneficially own, as determined in accordance with Section 13D of the Exchange Act and the rules and regulations promulgated thereunder, and after giving effect to the beneficial ownership limitation set forth in Section 1(e) of the Warrant, the following number of shares of Common Stock:

______________________________

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

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ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs the Transfer Agent to issue the above indicated number of shares of Common Stock in accordance with the Company’s instructions dated [   ], 202_

DARÉ BIOSCIENCE, INC.

By:
Name:
Title:

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EXHIBIT B

ASSIGNMENT FORM

DARÉ BIOSCIENCE, INC.

(To assign the foregoing warrant, execute

this form and supply required information, and deliver it to the Company.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [_______] shares underlying the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:
Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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